Exhibit 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in Registration Statement (No. 333-121005) on Form S-8 of Simtek Corporation of our report dated March 27, 2007 relating to our audit of the consolidated financial statements, which appear in this Annual Report on Form 10-K of Simtek Corporation for the year ended December 31, 2006.




HEIN & ASSOCIATES LLP

Denver, Colorado
March 27, 2007